UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

      ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filed by John Hancock Financial Services, Inc.
Pursuant to Rule 14a-6
under the Securities Exchange Act of 1934
Subject Company: John Hancock Financial
Services, Inc. Commission File No.: 1-15607

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of Manulife Financial Corporation’s and John Hancock Financial Services, Inc.’s operations and financial results, the markets for Manulife’s and John Hancock’s products, the future development of Manulife’s and John Hancock’s business, and the contingencies and uncertainties to which Manulife and John Hancock may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on Manulife and John Hancock may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in Manulife’s most recent Annual Report on Form 40-F for the year ended December 31, 2002, John Hancock’s most recent Annual Report on Form 10-K for the year ended December 31, 2002 and John Hancock’s quarterly reports on Form 10-Q and other documents filed by Manulife and John Hancock with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other government regulation; losses relating to our investment portfolio; volatility in net income due to regulatory changes in accounting rules, including changes to United States generally accepted accounting principles, Canadian generally accepted accounting principles and statutory accounting; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of John Hancock’s and Manulife’s customers and policyholders to the transaction; the ability to promptly and effectively integrate the businesses of John Hancock and Manulife; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

Neither Manulife Financial Corporation nor John Hancock Financial Services, Inc. undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed an amended registration statement on Form F-4 with the SEC on January 5, 2004 containing a definitive proxy statement/prospectus for the stockholders of John Hancock Financial Services, Inc. John Hancock Financial Services, Inc. began mailing the definitive proxy statement/prospectus and form of proxy to its stockholders on January 8, 2004. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus on file with the SEC and other relevant materials are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the definitive proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

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John Hancock Financial Services, Inc. mailed the following letter and brochure to some of its stockholders on February 10, 2004.

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February 5,2004

Dear Stockholder of John Hancock Financial Services, Inc.:

On September 28,2003, your Board of Directors unanimously approved an historic merger agreement between John Hancock Financial Services, Inc. and Manulife Financial Corporation.

Your Board sees this merger as a unique strategic opportunity to combine two exceptionally strong companies into a single, integrated global market leader whose scale and capital base are expected to drive greater short- and long-term growth and stockholder value.

Completion of this merger requires that holders of a majority of John Hancock’s outstanding shares vote in favor of the merger agreement. Accordingly, your Board recommends that you vote FOR the adoption of the merger agreement, by following the voting instructions provided with the enclosed proxy card.

On behalf of the entire Board of Directors, thank you for your continued confidence and support.

David F. D’Alessandro
Chairman & Chief Executive Officer
John Hancock Financial Services

Questions and Answers

about the merger between Manulife Financial and John Hancock

John Hancock | Manulife Financial

Answers to your questions
about the merger

What am I being asked to vote on?

You are being asked to vote to adopt a merger agreement entered into between John Hancock Financial Services, Inc. and Manulife Financial Corporation. As a result of the merger, John Hancock will become a subsidiary of Manulife Financial.

What will I receive in the merger?

For each share of your John Hancock common stock, you will receive 1.1853 common shares of Manulife Financial stock. (1.1853 is referred to as the exchange ratio.)

Will I get only Manulife Financial shares or may I also get cash?

All stockholders will receive Manulife Financial stock, and most will also receive a limited amount of cash, because stockholders will not receive any fractional common shares of Manulife Financial stock in the merger. Instead, any fractional share amount will be paid in cash.
     For example, if you own 100 shares of John Hancock common stock, you would receive 118 common shares of Manulife Financial stock. This is determined as follows:

100	John Hancock shares

x	(multiplied by)

1.1853	(the exchange ratio)

=	(equals)

118.53	shares of Manulife Financial stock

In this case, you would receive 118 shares of Manulife Financial stock. The remaining 0.53 of a Manulife Financial share to which you would have been otherwise entitled would be considered a “fractional share” because it is less than one share. Therefore, instead of receiving 0.53 of a share of Manulife Financial stock, you would receive the cash equivalent. The cash amount in this example would be determined by multiplying 0.53 by the closing market price of one share of Manulife Financial common stock on the New York Stock Exchange, on the trading day before the date of the merger, and would be the total amount of cash received by a person owning 100 John Hancock shares.

How does the John Hancock Board of Directors recommend that I vote?

The John Hancock Board of Directors unanimously recommends that you vote “FOR” adoption of the merger agreement.

How do I vote?

You can vote by:
•	Telephone (1-800-690-6903) or Internet (www.proxyvote.com). Please have your enclosed proxy card in hand when voting (no later than 11:59PM, February 23, 2004); or
•	Filling out, signing, dating and mailing the proxy card in the enclosed prepaid envelope (must be received no later than February 23, 2004).
     If you prefer to submit your proxy in person, you may attend the special meeting scheduled on February 24, 2004, at 9:00AM at the Grand Hyatt Washington, 1000 H Street NW, Washington, D.C., 20001.

Why is my Board of Directors recommending that I vote for adoption of the merger agreement?

Your Board of Directors sees the merger as a unique strategic opportunity to combine two exceptionally strong companies into a single, integrated, global market leader whose scale and capital is expected to create greater short- and long-term growth and stockholder value.

What happens if I do not vote?

If you do not vote your shares, that will have the same effect as a vote “AGAINST” adoption of the merger agreement. In other words, if you do not vote, your shares will be counted as a vote against the merger.

When do you expect the merger to be completed?

We expect to complete the merger after we receive John Hancock stockholder approval and after we receive all required regulatory approvals. Although the closing date cannot be precisely determined, we currently anticipate closing in the second quarter of 2004.

What stock dividend, if any, will I receive after the merger?

After the merger, you will receive dividends, if any, that Manulife Financial’s Board of Directors declare on Manulife Financial’s common shares after the date of the merger.

Should I do anything with my stock certificates now?

No. If you hold any John Hancock stock certificates, you will receive, at a later date, written instructions for exchanging those John Hancock stock certificates for Manulife Financial common shares. And, if you cannot find your John Hancock stock certificate, we will give you instructions about what to do.
     Please note that many John Hancock stockholders do not have stock certificates because their shares are directly registered. The written instructions you will receive will also advise you what to do if your shares are directly registered.

Read Available Proxy Statement/Prospectus

We urge you to read the proxy statement/prospectus that was previously sent to you. The proxy statement/prospectus contains important information and is also available at the SEC’s web site at www.sec.gov. You can also get an additional copy for free by calling: 1-866-257-5508.

Your vote is important.

•	Cast your vote today by phone, Internet or mail, FOR the adoption of the merger agreement

•	The Board recommends that you vote in favor of the merger

Additional questions?

If you have additional
questions about the merger,
call: 1-866-257-5508

Are you a John Hancock policyholder?

The adoption of the merger agreement and the occurrence of the merger will not affect your existing policy. If you are a John Hancock policyholder and have questions about your insurance policy or contract, you may contact John Hancock Customer Service at: 1-800-732-5543

PLEASE READ THE PROXY STATEMENT/PROSPECTUS THAT HAS BEEN PREVIOUSLY MAILED TO JOHN HANCOCK STOCKHOLDERS. IT CONTAINS IMPORTANT INFORMATION. THIS BROCHURE IS NOT A SUBSTITUTE FOR THE PROXY STATEMENT/PROSPECTUS.

Forward-Looking Statements
The statements, analyses, and other information contained herein relating to the proposed merger and anticipated performance, and the future development of Manulife Financial’s and John Hancock’s business, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
     Future events and their effects on Manulife Financial and John Hancock may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in Manulife Financial’s most recent Annual Report on Form 40-F for the year ended December 31, 2002, John Hancock’s most recent Annual Report on Form 10-K for the year ended December 31, 2002 and John Hancock’s quarterly reports on Form 10-Q and other documents filed by Manulife Financial and John Hancock with the Securities and

Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other government regulation; losses relating to our investment portfolio; volatility in net income due to regulatory changes in accounting rules, including changes to United States generally accepted accounting principles, Canadian generally accepted accounting principles and statutory accounting; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of John Hancock’s and Manulife Financial’s customers and policyholders to the transaction; the ability to promptly and effectively integrate the businesses of John Hancock and Manulife Financial; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

     Neither Manulife Financial Corporation nor John Hancock Financial Services, Inc. undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

John Hancock Financial Services, Inc.
Boston, Massachusetts 02117

www.jhancock.com

An Equal Opportunity Employer
© 2004 John Hancock Financial Services, Inc.
and affiliated companies

MER-Q&A 1/04